Exhibit 32
Section 1350 Certifications
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)
Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of RTX Corporation, a Delaware corporation (the “Corporation”), does hereby certify that:
The Annual Report on Form 10-K for the year ended December 31, 2024 (the “Form 10-K”) of the Corporation fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Corporation as of and for the periods presented in the Form 10-K.

Date:	February 3, 2025	/s/ CHRISTOPHER T. CALIO
Christopher T. Calio
President and Chief Executive Officer

Date:	February 3, 2025	/s/ NEIL G. MITCHILL, JR.
Neil G. Mitchill, Jr.
Executive Vice President and Chief Financial Officer

Date:	February 3, 2025	/s/ AMY L. JOHNSON
Amy L. Johnson
Corporate Vice President and Controller